UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 28, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-49(c))

Item 7.01	Regulation FD Disclosure

Management of Company’s subsidiary, First Advantage Corporation, recently determined that payments made to certain vendors in its occupational health division were not properly accrued for in 2005, 2004, 2003 and certain prior years. First Advantage currently estimates that the amount of the under accrual is between $4 million and $5 million as of December 31, 2005. First Advantage management estimates that the impact of the under accrual is to reduce First Advantage’s diluted earnings per share by $.02, $.01 and $.01 for each of the years ending December 31, 2005, 2004 and 2003, respectively.

Management of First Advantage is in the process of making a final determination of the amount of the under accrual, the impact on First Advantage’s diluted earnings per share for the applicable periods and the method by which the impact of the under accrual will be reflected in First Advantage’s audited financial statements to be included in its 2005 Form 10-K.

The Company believes the impact of this under accrual on its consolidated financial statements is immaterial and, therefore, does not intend to restate any prior year financial statements.

The information in this current report is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless it shall be explicitly so incorporated in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: February 28, 2006	By:	/s/ Kenneth D. DeGiorgio
		Name:	Kenneth D. DeGiorgio
		Title:	Senior Vice President